EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Apple Residential Income Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-78117) and related Prospectus of Cornerstone Realty Income Trust, Inc. for the registration of 12,670,964 Series A Convertible Preferred Shares.



                                        /s/ Ernst & Young LLP



Richmond, Virginia
May 27, 1999